Exhibit 4.10

THE SALE AND ISSUANCE OF THE SECURITIES REPRESENTED BY THIS 10% SENIOR SECURED CONVERTIBLE NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION.  THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF.  THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO THESE SECURITIES AND SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION OR (II) AN EXEMPTION FROM THE ACT IS AVAILABLE AND SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION.

10% SENIOR SECURED CONVERTIBLE NOTE

[Amount]

March 9, 2007

For value received, Validian Corporation, a Nevada corporation (together with its successors and assigns, the “Company”), with an address at 30 Metcalfe Street, Ottawa, Ontario, Canada K1P 5L4, promises to pay to _______________ (the “Holder”) with an address at ___________________________, the principal amount of Two Hundred Thousand Dollars ($200,000) and to pay interest thereon, all as hereinafter specified.

1.

Identification of Note.  This Note is issued as part of the Holder’s investment into the Company.

2.

Maturity.

2.1

Maturity Date.  Unless earlier converted as provided in Section 3 hereof, this Note will automatically mature and be due and payable on the earlier of (a) July 1, 2008 (the “Maturity Date”) or (b) the occurrence of an Event of Default (as defined in Section 8 hereof).

2.2

Interest.  Interest shall accrue from the date of this Note on the unpaid principal amount at a rate equal to ten percent (10%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days from the date of this Note until the principal amount and all interest accrued thereon are paid (or converted, as provided in Section 3 hereof).  Interest shall be due and paid to the Holder quarterly.  The first quarterly payment shall be paid to the Holder on June 9, 2007.  At the written request of Holder, interest may be accrued by the Company and not actually paid to Holder.  Any accrued interest shall be paid to Holder at such a time specified by Holder in writing.  At the Company’s option, interest can be paid in either (a) cash or (b) shares of common stock, calculated at a ten percent (10%) discount to the average closing price of the common stock, as listed on the exchange where the Company’s Common Stock is traded, for the ten (10) trading days prior to the date the interest is due to the Holder.  The stock referenced in this Section 2.2 shall be included in the registration rights provisions in Section 5 and be subject to the calculation for purposes of Section 4.

2.3

Prepayment.  The Company shall not have the right to prepay this Note without first obtaining prior written consent from the Holder.  Such consent shall not be unreasonably withheld.

2.4

Security Agreement.  This Note is secured by that certain Security Agreement, dated March 9, 2007, and attached hereto as Exhibit A.

3.

Conversion.

3.1

Voluntary Conversion.  The holder may voluntarily convert the Note, in whole or in part, into Common Stock of the Company at any time.

3.2

Mechanics and Effect of Conversion.

(a)

The principal and any unpaid and accrued interest of this Note shall convert into shares of Common Stock at a conversion price of six cents ($0.06) per share (“Conversion Price”).

(b)

No fractional shares will be issued upon conversion of this Note.  In lieu of any fractional shares to which the Holder would otherwise be entitled, the Company will pay to the Holder in cash the unconverted amount that would otherwise be converted into such fractional shares.

(c)

In the event that the Outstanding Amount under this Note is converted into Common Stock pursuant to Section 3.1 hereof, the Holder shall surrender this Note, duly endorsed, to the Company and the Note shall thereupon be canceled, provided that if Holder partially converts pursuant to Section 3.2(a) hereof, the Company shall issue a Note to Holder for the remaining amount of principal that was not converted.  At its expense, the Company will issue and deliver to such Holder, a certificate or certificates representing the number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock to which such Holder is entitled upon such conversion, together with a check payable to the Holder for any cash amounts payable pursuant to Section 3.2(b) hereof.

(d)

Unless a registration statement under the Securities Act of 1933, as amended, with respect to the shares of Common Stock issued upon conversion of this Note has been filed with the Securities and Exchange Commission, each share issued upon conversion of this Note shall be stamped or otherwise imprinted with a legend substantially in the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THE 1933 ACT AND SUCH LAWS OR AN EXCEPTION FROM REGISTRATION IS AVAILABLE.”

(e)

Upon conversion of this Note in accordance with Section 3 hereof, all rights with respect to this Note shall terminate, whether or not the Note has been surrendered for cancellation, and the Company will be forever released from all of its obligations and liabilities under this Note except its obligations pursuant to Section 3.2(c) hereof, except if Holder partially converts the Note pursuant to Section 3 hereof, whereby all rights with respect to the portion of the Note that has been converted will terminate pursuant to this Section 3.2(e), but the remainder Note will possess all of the rights granted in this Note.

4.

Limitations on Conversion.  In no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or the unexercised or unconverted portion of any other security of the Borrower (including, without limitation, the warrants issued by the Borrower pursuant to the Purchase Agreement) subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 9.9% of the outstanding shares of Common Stock.  For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso.  Holder may waive the limitations set forth herein by sixty-one (61) days prior written notice to the Company.

5.

Registration Rights.  The Company shall file a registration statement, and any amendments thereto, with the Securities and Exchange Commission (the “SEC”) and cooperate with the SEC to have such registration statement, and any amendments thereto, declared effective, which includes the shares underlying this Note and those shares issued pursuant to Section 2.2 hereof, as soon as reasonably practicable, provided that Holder shall have piggy-back rights with respect to any registration statement filed by the Company

6.

Payment.  Except as set forth herein, all payments shall be made in lawful money of the United States of America at the principal offices of the Holder.  Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal.

7.

Subordination.  No indebtedness shall be senior, equal or pari passu in any respect to this Note without the prior written consent of the Holder, except for the Notes between the Company and _____________________________.  To the extent bankruptcy proceedings are initiated by the Company or a third party, the Holder shall receive the same percentage of ownership pari passu as the Holder would have under Section 3 hereof, regardless of any bankruptcy protection afforded to the Company.

8.

Events of Default.  The entire unpaid Outstanding Amount shall become immediately due and payable upon the occurrence of an Event of Default.  An “Event of Default” shall be deemed to have occurred if:

(a)

the Company shall: (i) be unable, or admit in writing its inability, to pay its debts as they mature; (ii) make a general assignment for the benefit of creditors; (iii) be adjudicated a bankrupt or insolvent; (iv) file a voluntary petition in bankruptcy, or a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law, or an answer admitting the material allegations of a bankruptcy, reorganization or insolvency petition filed against it; (v) take corporate action for the purpose of effecting any of the foregoing; or (vi) have an order for relief entered against it in any proceeding under the United States Bankruptcy Code;

(b)

an order, judgment or decree shall be entered, without the application, approval or consent of the Company by any court of competent jurisdiction, approving a petition seeking reorganization of the Company or appointing a receiver, trustee or liquidator of the Company or of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of thirty (30) consecutive days; or

(c)

the Company shall fail to pay as and when due any principal or interest hereunder and such nonpayment shall continue uncured for a period of ten (10) business days after written notice by the Holder thereof.

9.

Transfer; Successors and Assigns.  This Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company.  Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name, of, the transferee.  Interest and principal are payable only to the registered holder of this Note.  The terms and conditions of this Note shall inure to the benefit of and binding upon the respective successors and assigns of the parties.

10.

Governing Law.  This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law and choice of law that would cause the laws of any other jurisdiction to apply.

11.

Notices.  Whenever any notice is required to be given by the Company to a Holder, such notice shall be sent in writing via first class mail, postage prepaid, to the Holder at the Holder’s last address appearing on the books maintained by the Company for registration, which notice shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.  Whenever any notice is required to be given by the Holder of this Note to the Company, such notice shall be sent in writing via first class mail, postage prepaid, to the Company at the Company’s address above.

12.

Amendments and Waivers.  This Note and any term hereof may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against whom enforcement of such amendment, waiver, discharge or termination is sought.  No waivers of any term, condition or provision of this Note, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

13.

Immunity of Members, Officers, Directors and Employees.  No recourse shall be had for the payment of the principal or interest on this Note or for any claim based thereon or otherwise in any manner in respect thereof, to or against any subsidiary, member, officer, director or employee, as such, past, present or future, of the Company or any respective subsidiary, member, officer, director or employees, as such, past, present or future, of any predecessor or successor company, either directly or through the Company or such predecessor or successor company, whether by virtue of any constitutional provision or statute or rule of law, or by the enforcement of any assessment or penalty, or in any other manner, all such liability being expressly waived and released by the acceptance of this Note and as part of the consideration for the issuance thereof.

14.

Approval of Reverse Stock Split.  Prior to the Company authorizing any reverse stock split of the Common Stock, the Company must receive prior written approval from Holder and such prior written approval shall not be unreasonably withheld by Holder.

[Signatures on Following Page]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered by its authorized officer, as of the date first above written.

VALIDIAN CORPORATION

By:

       Name:  Bruce Benn

       Title:    Chief Executive Officer

By:

       Name:  Ronald I. Benn

       Title:    Chief Financial Officer

SECURITY AGREEMENT

SECURITY AGREEMENT (this “Agreement”), dated as of March 9, 2007, by and among Validian Corporation, a Nevada corporation (the “Company”), and the secured party signatory hereto and his respective endorsees, transferees and assigns (collectively, the “Secured Party”).

W I T N E S S E T H:

WHEREAS, pursuant to a Convertible Note, dated the date hereof, between the Company and the Secured Party (the “Note”), the Company has agreed to issue to the Secured Party and the Secured Party has agreed to purchase from the Company a 10% Secured Convertible Note, due one year from the date of issue (the “Note”), which is convertible into shares of the Company’s Common Stock (the “Common Stock”); and

WHEREAS, in order to induce the Secured Party to purchase the Note, the Company has agreed to execute and deliver to the Secured Party this Agreement for the benefit of the Secured Party and to grant to it a first priority security interest in certain property of the Company to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Note.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.

Certain Definitions.  As used in this Agreement, the following terms shall have the meanings set forth in this Section 1.  Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as “general intangibles” and “proceeds”) shall have the respective meanings given such terms in Article 9 of the UCC.

1.1

“Collateral” means the collateral in which the Secured Party is granted a security interest by this Agreement and which shall include the following, whether presently owned or existing or hereafter acquired or coming into existence, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith:

(a)

All Goods of the Company, including, without limitations, all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with the Company’s businesses and all improvements thereto (collectively, the “Equipment”); and

(b)

All Inventory of the Company; and

(c)

All of the Company’s contract rights and general intangibles, including, without limitation, all partnership interests, stock or other securities, licenses, distribution and other agreements, computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, copyrights, deposit accounts, and income tax refunds (collectively, the “General Intangibles”); and

(d)

All Receivables of the Company including all insurance proceeds, and rights to refunds or indemnification whatsoever owing, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each Receivable, including any right of stoppage in transit; and

(e)

All of the Company’s documents, instruments and chattel paper, files, records, books of account, business papers, computer programs and the products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(iv) above.

(f)

All intellectual property, including but not limited to the following:

(i)

Software Intellectual Property:

(1)

all software programs (including all source code, object code and all related applications and data files), whether now owned, upgraded, enhanced, licensed or leased or hereafter acquired by the Company, above;

(2)

all computers and electronic data processing hardware and firmware associated therewith;

(3)

all documentation (including flow charts, logic diagrams, manuals, guides and specifications) with respect to such software, hardware and firmware described in the preceding clauses (a) and (b); and

(4)

all rights with respect to all of the foregoing, including, without limitation, any and all upgrades, modifications, copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and substitutions, replacements, additions, or model conversions of any of the foregoing.

(ii)

Copyrights:

(1)

all copyrights, registrations and applications for registration, issued or filed, including any reissues, extensions or renewals thereof, by or with the United States Copyright Office or any similar office or agency of the United States, any state thereof, or any other country or political subdivision thereof, or otherwise, including, all rights in and to the material constituting the subject matter thereof, including, without limitation, any referred to in Schedule I hereto;

(2)

any rights in any material which is copyrightable or which is protected by common law, United States copyright laws or similar laws or any law of any State, including, without limitation, any thereof referred to in Schedule I hereto.

(iii)

Copyright License:

(1)

any agreement, written or oral, providing for a grant by the Company of any right in any Copyright, including, without limitation, any thereof referred to in Schedule I hereto.

(iv)

Patents:

(1)

all letters patent of the United States or any other country or any political subdivision thereof, and all reissues and extensions thereof, including, without limitation, any thereof referred to in Schedule I hereto;

(2)

all applications for letters patent of the United States and all divisions, continuations and continuations-in-part thereof or any other country or any political subdivision, including, without limitation, any thereof referred to in Schedule I hereto.

(v)

Patent License:

(1)

all agreements, whether written or oral, providing for the grant by the Company of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any thereof referred to in Schedule I hereto.

(vi)

Trademarks:

(1)

all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in Schedule I hereto;

(2)

all reissues, extensions or renewals thereof.

(vii)

Trademark License:

(1)

any agreement, written or oral, providing for the grant by the Company of any right to use any Trademark, including, without limitation, any thereof referred to in Schedule I hereto.

(viii)

Trade Secrets:

(1)

common law and statutory trade secrets and all other confidential or proprietary or useful information and all know-how obtained by or used in or contemplated at any time for use in the business of the Company (all of the foregoing being collectively called a “Trade Secret”), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret licenses, including each Trade Secret license referred to in Schedule I hereto, and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.

1.2

“Company” shall mean, collectively, the Company and all of the subsidiaries of the Company, a list of which is contained in Schedule A, attached hereto.

1.3

“Obligations” means all of the Company’s obligations under this Agreement and the Note, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later decreased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Secured Party as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time.

1.4

“UCC” means the Uniform Commercial Code, as currently in effect in the State of New York.

2.

Grant of Security Interest.  As an inducement for the Secured Party to purchase the Note and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, the Company hereby, unconditionally and irrevocably, pledges, grants and hypothecates to the Secured Party, a continuing security interest in, a continuing first lien upon, an unqualified right to possession and disposition of and a right of set-off against, in each case to the fullest extent permitted by law, all of the Company’s right, title and interest of whatsoever kind and nature in and to the Collateral (the “Security Interest”).

3.

Representations, Warranties, Covenants and Agreements of the Company.  The Company represents and warrants to, and covenants and agrees with, the Secured Party as follows:

3.1

The Company has the requisite corporate power and authority to enter into this Agreement and otherwise to carry out its obligations thereunder.  The execution, delivery and performance by the Company of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company.  This Agreement constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally.

3.2

The Company represents and warrants that it has no place of business or offices where its respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located, except as set forth on Schedule A attached hereto;

3.3

The Company is the sole owner of the Collateral (except for non-exclusive licenses granted by the Company in the ordinary course of business), free and clear of any liens, security interests, encumbrances, rights or claims, and is fully authorized to grant the Security Interest in and to pledge the Collateral.  There is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that have been filed in favor of the Secured Party pursuant to this Agreement) covering or affecting any of the  Collateral.  So long as this Agreement shall be in effect, the Company shall not execute and shall not knowingly permit to be on file in any such office or agency any such financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Party pursuant to the terms of this Agreement).

3.4

No part of the Collateral has been judged invalid or unenforceable.  No written claim has been received that any Collateral or the Company’s use of any Collateral violates the rights of any third party. There has been no adverse decision to the Company’s claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to the Company’s right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of the Company, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

3.5

The Company shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and its Collateral at the locations set forth on Schedule A attached hereto and may not relocate such books of account and records or tangible Collateral unless it delivers to the Secured Party at least 30 days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interest to create in favor of the Secured Party valid, perfected and continuing first priority liens in the Collateral.

3.6

This Agreement creates in favor of the Secured Party a valid security interest in the Collateral securing the payment and performance of the Obligations and, upon making the filings described in the immediately following sentence, a perfected first priority security interest in such Collateral.  Except for the filing of financing statements on Form-1 under the UCC with the jurisdictions indicated on Schedule B, attached hereto, no authorization or approval of or filing with or notice to any governmental authority or regulatory body is required either (i) for the grant by the Company of, or the effectiveness of, the Security Interest granted hereby or for the execution, delivery and performance of this Agreement by the Company or (ii) for the perfection of or exercise by the Secured Party of its rights and remedies hereunder.

3.7

On the date of execution of this Agreement, the Company will deliver to the Secured Party one or more executed UCC financing statements on Form-1 with respect to the Security Interest for filing with  the jurisdictions indicated on Schedule B, attached hereto and in such other jurisdictions as may be requested by the Secured Party.

3.8

The execution, delivery and performance of this Agreement does not conflict with or cause a breach or default, or an event that with or without the passage of time or notice, shall constitute a breach or default, under any agreement to which the Company is a party or by which the Company is bound.  No consent (including, without limitation, from stock holders or creditors of the Company) is required for the Company to enter into and perform its obligations hereunder.

3.9

The Company shall at all times maintain the liens and Security Interest provided for hereunder as valid and perfected first priority liens and security interests in the Collateral in favor of the Secured Party until this Agreement and the Security Interest hereunder shall terminate pursuant to Section 11.  The Company hereby agrees to defend the same against any and all persons.  The Company shall safeguard and protect all Collateral for the account of the Secured Party.  At the request of the Secured Party, the Company will sign and deliver to the Secured Party at any time or from time to time one or more financing statements pursuant to the UCC (or any other applicable statute) in form reasonably satisfactory to the Secured Party and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Secured Party to be, necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, the Company shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the Security Interest hereunder, and the Company shall obtain and furnish to the Secured Party from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interest hereunder.

3.10

The Company will not transfer, pledge, hypothecate, encumber, license (except for non-exclusive licenses granted by the Company in the ordinary course of business), sell or otherwise dispose of any of the Collateral without the prior written consent of the Secured Party.

3.11

The Company shall keep and preserve its Equipment, Inventory and other tangible Collateral in good condition, repair and order and shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage.

3.12

The Company shall, within twenty (20) days of obtaining knowledge thereof, advise the Secured Party promptly, in sufficient detail, of any substantial change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Secured Party’s security interest therein.

3.13

The Company shall promptly execute and deliver to the Secured Party such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Secured Party may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce its security interest in the Collateral.

3.14

The Company shall permit the Secured Party and its representatives and agents to inspect the Collateral at any time, and to make copies of records pertaining to the Collateral as may be requested by the Secured Party from time to time.

3.15

The Company will take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

3.16

The Company shall promptly notify the Secured Party in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by the Company that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Party hereunder.

3.17

All information heretofore, herein or hereafter supplied to the Secured Party by or on behalf of the Company with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

3.18

Schedule A attached hereto contains a list of all of the subsidiaries of Company.

4.

Defaults.  The following events shall be “Events of Default”:

4.1

The occurrence of an Event of Default (as defined in the Note) under the Note;

4.2

Any representation or warranty of the Company in this Agreement shall prove to have been incorrect in any material respect when made;

4.3

The failure by the Company to observe or perform any of its obligations hereunder for ten (10) days after receipt by the Company of notice of such failure from the Secured Party; and

5.

Duty To Hold In Trust.  Upon the occurrence of any Event of Default and at any time thereafter, the Company shall, upon receipt by it of any revenue, income or other sums subject to the Security Interest, whether payable pursuant to the Note or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Party and shall forthwith endorse and transfer any such sums or instruments, or both, to the Secured Party for application to the satisfaction of the Obligations.

6.

Rights and Remedies Upon Default.  Upon occurrence of any Event of Default and at any time thereafter, the Secured Party shall have the right to exercise all of the remedies conferred hereunder and under the Note, and the Secured Party shall have all the rights and remedies of a secured party under the UCC and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any Collateral is then located).  Without limitation, the Secured Party shall have the following rights and powers:

6.1

The Secured Party shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and the Company shall assemble the Collateral and make it available to the Secured Party at places which the Secured Party shall reasonably select, whether at the Company’s premises or elsewhere, and make available to the Secured Party, without rent, all of the Company’s respective premises and facilities for the purpose of the Secured Party taking possession of, removing or putting the Collateral in saleable or disposable form.

6.2

The Secured Party shall have the right to operate the business of the Company using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Secured Party may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to the Company or right of redemption of the Company, which are hereby expressly waived.  Upon each such sale, lease, assignment or other transfer of Collateral, the Secured Party may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of the Company, which are hereby waived and released.

7.

Applications of Proceeds.  The proceeds of any such sale, lease or other disposition of the Collateral hereunder or from payments made on account of any insurance policy insuring any portion of the Collateral shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by the applicable Secured Party in enforcing the Secured Party’s rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations pro rata among each Secured Party (based on then-outstanding principal amounts of Notes at the time of any such determination), and to the payment of any other amounts required by applicable law, after which the Secured Party shall pay to the Company any surplus proceeds.  If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Party is legally entitled, the Company will be liable for the deficiency, together with interest thereon, at the rate of 15% per annum or the lesser amount permitted by applicable law (the “Default Rate”), and the reasonable fees of any attorneys employed by the Secured Party to collect such deficiency.  To the extent permitted by applicable law, the Company waives all claims, damages and demands against the Secured Party arising out of the repossession, removal, retention or sale of the Collateral, unless due solely to the gross negligence or willful misconduct of the Secured Party as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.

8.

Costs and Expenses.

The Company agrees to pay all out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Secured Party.  The Company shall also pay all other claims and charges which in the reasonable opinion of the Secured Party might prejudice, imperil or otherwise affect the Collateral or the Security Interest therein.  The Company will also, upon demand, pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Secured Party may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Secured Party under the Note.  Until so paid, any fees payable hereunder shall be added to the principal amount of the Note and shall bear interest at the Default Rate.

9.

Responsibility for Collateral.  The Company assumes all liabilities and responsibility in connection with all Collateral, and the obligations of the Company hereunder or under the Note shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason.

10.

Security Interest Absolute.  All rights of the Secured Party and all Obligations of the Company hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Note or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Note or any other agreement entered into in connection with the foregoing; (c)  any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Obligations; (d) any action by the Secured Party to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to the Company, or a discharge of all or any part of the Security Interest granted hereby.  Until the Obligations shall have been paid and performed in full, the rights of the Secured Party shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy.  The Company expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance.  In the event that at any time any transfer of any Collateral or any payment received by the Secured Party hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Party, then, in any such event, the Company’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof.  The Company waives all right to require the Secured Party to proceed against any other person or to apply any Collateral which the Secured Party may hold at any time, or to marshal assets, or to pursue any other remedy.  The Company waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

11.

Term of Agreement.  This Agreement and the Security Interest shall terminate on the date on which all payments under the Note have been made in full and all other Obligations have been paid or discharged.  Upon such termination, the Secured Party, at the request and at the expense of the Company, will join in executing any termination statement with respect to any financing statement executed and filed pursuant to this Agreement.

12.

Power of Attorney; Further Assurances.

12.1

The Company authorizes the Secured Party, and does hereby make, constitute and appoint it, and its respective officers, agents, successors or assigns with full power of substitution, as the Company’s true and lawful attorney-in-fact, with power, in its own name or in the name of the Company, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any notes, checks, drafts, money orders, or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Secured Party; (ii) to sign and endorse any UCC financing statement or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; and (v) generally, to do, at the option of the Secured Party, and at the Company’s expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve and realize upon the Collateral and the Security Interest granted therein in order to effect the intent of this Agreement, the Note and the Warrants, all as fully and effectually as the Company might or could do; and the Company hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof.  This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

12.2

On a continuing basis, the Company will make, execute, acknowledge, deliver, file and record, as the case may be, in the proper filing and recording places in any jurisdiction, including, without limitation, the jurisdictions indicated on Schedule B, attached hereto, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Secured Party, to perfect the Security Interest granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Secured Party the grant or perfection of a security interest in all the Collateral.

12.3

The Company hereby irrevocably appoints the Secured Party as the Company’s attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company, from time to time in the Secured Party’s discretion, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including the filing, in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of the Company where permitted by law.

13.

Notices.  All notices, requests, demands and other communications hereunder shall be in writing, with copies to all the other parties hereto, and shall be deemed to have been duly given when (i) if delivered by hand, upon receipt, (ii) if sent by facsimile, upon receipt of proof of sending thereof, (iii) if sent by nationally recognized overnight delivery service (receipt requested), the next business day or (iv) if mailed by first-class registered or certified mail, return receipt requested, postage prepaid, four days after posting in the U.S. mails, in each case if delivered to the following addresses:

If to the Company:

Validian Corporation
30 Metcalfe Street

Suite 600

Ottawa, Ontario, Canada K1P 5L4
Attention:  Bruce Benn
Telephone:  (613) 230-7211 ext 226

Facsimile:   (613) 230-6055

With a copy to:

[Validian Legal Counsel]

If to the Secured Party:

[Name & Address]

14.

Other Security.  To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Secured Party shall have the right, in its sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Party’s rights and remedies hereunder.

15.

Miscellaneous.

15.1

No course of dealing between the Company and the Secured Party, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

15.2

All of the rights and remedies of the Secured Party with respect to the Collateral, whether established hereby or by the Note or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

15.3

This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect thereto.  Except as specifically set forth in this Agreement, no provision of this Agreement may be modified or amended except by a written agreement specifically referring to this Agreement and signed by the parties hereto.

15.4

In the event that any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable.  If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Agreement in any other jurisdiction.

15.5

No waiver of any breach or default or any right under this Agreement shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default or right, whether of the same or similar nature or otherwise.

15.6

This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns.

15.7

Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

15.8

This Agreement shall be construed in accordance with the laws of the State of New York, except to the extent the validity, perfection or enforcement of a security interest hereunder in respect of any particular Collateral which are governed by a jurisdiction other than the State of New York in which case such law shall govern.  Each of the parties hereto irrevocably submit to the exclusive jurisdiction of any New York State or United States Federal court sitting in Manhattan county over any action or proceeding arising out of or relating to this Agreement, and the parties hereto hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court.  The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  The parties hereto further waive any objection to venue in the State of New York and any objection to an action or proceeding in the State of New York on the basis of forum non conveniens.

15.9

EACH PARTY HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTY HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH PARTY WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT SUCH PARTY HAS KNOWINGLY AND VOLUNTARILY WAIVES ITS RIGHTS TO A JURY TRIAL FOLLOWING SUCH CONSULTATION.  THIS WAIVER IS IRREVOCABLE, MEANING THAT, NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS AND SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

15.10

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.

VALIDIAN CORPORATION

By:  _____________________________________

Bruce Benn
Chief Executive Officer

By:  _____________________________________

Ronald Benn
Chief Financial Officer

_____________________________________

[Name of Secured Party]

SCHEDULE I

U.S. Patent Application Number:  10/869,357

IDENTIFICATION AND

AUTHENTICATION SYSTEM AND

METHOD FOR A SECURE DATA

EXCHANGE

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